EXHIBIT 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

The following unaudited pro forma condensed combined financial statements are presented to illustrate the effects of the acquisition by Quantum Fuel Systems Technologies Worldwide, Inc. (“Quantum”) of Starcraft Corporation (“Starcraft”) on the historical financial position and operating results of Quantum and Starcraft as of January 31, 2005 and for the year ended April 30, 2004 and nine months ended January 31, 2005. The pro forma financial statements are based on the historical financial statements of Quantum and Starcraft after giving effect to the merger as a purchase of Starcraft by Quantum using the purchase method of accounting and the assumptions and adjustments described in the accompanying notes to the unaudited pro forma condensed combined financial statements. The pro forma statements have been derived from, and should be read in conjunction with, the historical financial statements, including the notes thereto, of each of Quantum and Starcraft. Quantum’ historical financial statements are included in its Annual Report on Form 10-K for the year ended April 30, 2004 and its Quarterly Report on Form 10-Q for the nine months ended January 31, 2005. Starcraft’s historical consolidated financial statements and related notes thereto are attached as Exhibits 99.1 and 99.2 to this Form 8-K/A.

The pro forma information is based on preliminary estimates and assumptions set forth in the notes to such information. The pro forma information is preliminary and is being furnished solely for informational purposes and is not necessarily indicative of the combined results of operations or financial position that might have been achieved for the period or date indicated, nor is it necessarily indicative of results that may occur. It does not reflect cost savings expected to be realized from the elimination of certain expenses and from the synergies to be created or the costs to implement such cost savings or synergies. No assurance can be given that operating cost savings and synergies will be realized.

Pro forma adjustments are necessary to reflect the estimated purchase price, the new capital structure and to adjust amounts related to Starcraft’s net tangible and intangible assets to a preliminary estimate of their fair values. Pro forma adjustments are also necessary to reflect the amortization expense related to amortizable intangible assets, changes in depreciation and amortization expense resulting from fair value adjustments to net tangible assets, reversal of goodwill impairment charges recorded by Starcraft, changes in minority interest in income of subsidiary, certain transaction costs, and the income tax effect related to the pro forma adjustments.

The pro forma adjustments and allocation of purchase price are preliminary and are based in part on estimates of the fair value of the assets acquired and liabilities assumed. In determining purchase price allocations, management has considered a number of factors, including preliminary valuations.

The final purchase price allocation will be completed after asset and liability valuations are finalized by management. A final determination of these fair values will include management’s consideration of all pertinent factors. This final valuation will be based on the actual net tangible and intangible assets of Starcraft that existed as of the close of the merger effective March 3, 2005. Any final adjustments may change the allocations of purchase price which could affect the fair value assigned to the assets and liabilities and could result in a change to the unaudited pro forma condensed combined financial statements. Amounts preliminarily allocated to intangible assets may change significantly, which could result in a material change in amortization of intangible assets.

The unaudited pro forma condensed combined balance sheet is presented as if the merger had been completed on January 31, 2005 and, due to different fiscal period ends, combines the historical balance sheet of Quantum at January 31, 2005 and the historical balance sheet of Starcraft at January 2, 2005.

The unaudited pro forma condensed combined statement of operations of Quantum and Starcraft for the year ended April 30, 2004 is presented as if the merger had been completed on May 1, 2003 and, due to different fiscal period ends, combines the historical results of Quantum for the year ended April 30, 2004 and the historical results of Starcraft for the twelve months ended March 28, 2004. The unaudited pro forma condensed combined statement of operations of Quantum and Starcraft for the nine months ended January 31, 2005 is presented as if the merger had been completed on May 1, 2003 and, due to different fiscal period ends, combines the historical results of Quantum for the nine months ended January 31, 2005 and the historical results of Starcraft for the nine months ended January 2, 2005.

The historical results of Starcraft for the twelve months ended March 28, 2004 were calculated as the historical results of Starcraft for its fiscal year ended September 28, 2003, plus the results of its six month period ended March 28, 2004, less the results of its six month period ended March 30, 2003. The historical results of Starcraft for the nine months ended January 2, 2005 were calculated as the historical results of Starcraft for its fiscal year ended October 3, 2004, plus the results of its three month period ended January 2, 2005, less the results of its six month period ended March 28, 2004.

The unaudited pro forma condensed combined financial statements are not intended to represent or be indicative of the consolidated results of operations or financial condition of the combined company that would have been reported had the merger been completed as of the dates presented, and should not be taken as representative of the future consolidated results of operations or financial position of the combined company.

There were no intercompany balances or transactions between Quantum and Starcraft. No material pro forma adjustments were required to conform Starcraft’s accounting policies to Quantum’s accounting policies. Certain reclassifications have been made to conform Starcraft’s historical amounts to Quantum’s presentation.

Quantum has not yet identified any contingencies where the related asset, liability or impairment is probable and the amount of the asset, liability, or impairment can be reasonably estimated. Prior to the end of the purchase price allocation period, if information becomes available which would indicate it is probable that such events have occurred and the amounts can be reasonably estimated, such items will be included in the final purchase price allocation.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

OF QUANTUM FUEL SYSTEMS TECHNOLOGIES WORLDWIDE, INC.

AND STARCRAFT CORPORATION

AS OF JANUARY 31, 2005

(in thousands)

	Quantum January 31, 2005	Starcraft January 2, 2005 (a)	Pro Forma Adjustments		Pro Forma
ASSETS
Current assets:
Cash and cash equivalents	$13,256	$686	$(7,110	)(b)	$6,832
Marketable securities held-to-maturity	38,972	—	—		38,972
Accounts receivable, net	6,022	31,932	(56	)(b)	37,898
Inventories, net	6,492	14,693	(207	)(b)	20,978
Other current assets	648	7,314	(495	)(b)	7,467

Total current assets	65,390	54,625	(7,868)		112,147
Net property, plant and equipment	7,534	14,127	(559	)(b)(c)	21,102
Marketable securities held-to-maturity	7,809	—	—		7,809
Intangible assets, net	12,415	12,320	(5,620	)(d)	19,115
Goodwill	—	77,443	48,700	(b)	126,143
Other assets	1,057	1,446	(967	)(b)(e)	1,536

Total assets	$94,205	$159,961	$33,686		$287,852

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current maturities of long-term debt	$—	$321	$—		$321
Accounts payable and accrued liabilities	5,085	22,015	2,294	(b)	29,394
Deferred revenue	79	—	—		79

Total current liabilities	5,164	22,336	2,294		29,794
Long-term debt, net of current maturities	—	29,700	—		29,700
Deferred income taxes	—	4,733	—		4,733

Stockholders’ equity:
Common stock	32	149,831	(149,810	)(f)	53
Additional paid-in-capital	120,109	9,665	124,898	(f)	254,672
Accumulated deficit	(31,100)	(56,652)	56,652	(f)	(31,100)
Accumulated other comprehensive income	—	348	(348	)(f)	—

Total stockholders’ equity	89,041	103,192	31,392		223,625

Total liabilities and stockholders’ equity	$94,205	$159,961	$33,686		$287,852

See accompanying notes.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

(a)	Certain reclassifications have been made to the historical presentation of Starcraft in order to conform to the pro forma condensed combined presentation.

(b)	Under the purchase method of accounting, the total estimated consideration as shown in the table below is allocated to Starcraft’s tangible and intangible assets and liabilities based on their estimated fair values as of the date of the completion of the merger (March 3, 2005). The preliminary estimated consideration is allocated as follows (in thousands):

Allocation of Purchase Price
Calculation of Consideration:
Purchase of Starcraft common shares (1)	$134,584
Cash payments for Starcraft stock options (2)	7,110
Direct transaction fees and expenses (3)	3,149
Separation agreement with Starcraft’s Chairman of the Board (4)	1,429

Total consideration	146,272

Consideration Allocated to Acquired Net Assets Based on Fair Value:
Starcraft historical book value of net assets acquired	103,192
Adjustments to bring acquired assets and liabilities to fair value:
Property, plant and equipment, net (c)	—
Intangible assets (d)	(5,620)
Goodwill elimination	(77,443)

Fair value of net assets acquired	20,129

Excess of Consideration Over Fair Value of Acquired Net Assets	$126,143

Goodwill Adjustment
Elimination of Starcraft’s historical book value recorded for goodwill	$(77,443)
Excess of consideration over fair value of acquired net assets	126,143

Net goodwill adjustment	$48,700

(1)	Represents the value of the 20,995,705 shares of Quantum common stock issued in exchange for the outstanding shares of Starcraft common stock in the merger, based on 8,968,691 shares of Starcraft common stock outstanding as of November 23, 2004 and based on the weighted average price of $6.41 of Quantum’s common stock as reported on The Nasdaq National Market for the two day period before and after the date the merger was announced (November 23, 2004).
(2)	Represents the cash payments attributable to Starcraft’s stock options and directors shares that were vested and outstanding on the day the merger was completed (March 3, 2005). Each outstanding option to purchase a share of Starcraft common stock was canceled in exchange for a payment of the difference between $15.61 and the exercise price of the vested Starcraft stock option. Holders of interests in Starcraft’s directors’ share plan received $15.61 per share, and their interests in the plan were terminated. At the time the merger was completed, there were 8,968,691 shares of Starcraft common stock outstanding, 832,299 shares subject to outstanding and vested Starcraft stock options and 28,074 shares subject to directors’ share plan rights. In addition, holders of options that had exercise prices above $15.61 per share had their options cancelled in exchange for cash payments totaling $50,000.
(3)	Represents Quantum’s estimated direct merger costs, including financial advisory, legal, accounting and other costs. Of the $3.1 million in total estimated direct transaction fees and expenses, $1.0 million was incurred as of January 31, 2005 and is included in Quantum’s non-current other assets (see note (e) below).
(4)	Represents the estimated value of the separation agreement with Starcraft’s Chairman of the Board in connection with the merger. Pursuant to the terms of the separation agreement, Starcraft transferred the net assets of Starcraft’s kit and parts business to the outgoing Chairman, valued at $1.0 million, and covered excise taxes and other expenses totaling $0.4 million.

(c)	Represents the estimated required adjustments required to record Starcraft’s net property, plant and equipment at its estimated fair value. This adjustment is preliminary and is based on management’s estimates. The actual adjustment may differ materially and will be based on final valuations.

(d)	Of the total estimated purchase price, a preliminary estimate of $6.7 million has been allocated to intangible assets which consist of $5.4 million allocated to Starcraft’s existing second-stage assembly contracts with General Motors to be amortized over two to three years and $1.3 million allocated to Starcraft’s existing technology to be amortized over two to three years. The historical book value recorded for intangible assets of $12.3 million is adjusted by $5.6 million as a result of these preliminary estimates. This adjustment is preliminary and is based on management’s estimates and the preliminary work of independent appraisers. The actual adjustment may differ materially and will be based on final valuations.

(e)	Included in Quantum’s non-current other assets are capitalized pre-merger transaction costs totaling $1.0 million. These costs represent part of the total consideration related to the transaction and have been reclassified as goodwill for the pro forma presentation.

(f)	Represents adjustments to reflect the elimination of the components of the historical equity of Starcraft totaling $103.2 million and the issuance of $134.6 million of new Quantum common stock.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

OF QUANTUM FUEL SYSTEMS TECHNOLOGIES WORLDWIDE, INC.

AND STARCRAFT CORPORATION

YEAR ENDED APRIL 30, 2004

(in thousands, except per share amounts)

	Quantum Twelve Month Period Ending April 30, 2004	Starcraft Twelve Month Period Ending March 28, 2004 (a)	Pro Forma Adjustments		Pro Forma
Revenue:
Net product sales	$18,624	$185,928	$(830	)(b)	$203,722
Contract revenue	9,495	2,076	—		11,571

Total revenue	28,119	188,004	(830)		215,293

Costs and expenses:
Cost of product sales	12,865	147,841	(352	)(b)	160,354
Research and development	15,657	1,924	—		17,581
Selling, general and administrative	7,270	19,832	(481	)(b)	26,621
Goodwill impairment	—	47,900	(47,900	)(c)	—
Amortization of intangibles	1,660	360	2,320	(d)	4,340

Total costs and expenses	37,452	217,857	(46,413)		208,896

Operating income (loss)	(9,333)	(29,853)	45,583		6,397

Interest income (expense), net	411	(455)	—		(44)
Other income, net	27	14	—		41

Income (loss) before minority interest and income taxes	(8,895)	(30,294)	45,583		6,394

Minority interest in income of subsidiary	—	(6,962)	6,962	(e)	—

Income (loss) before income taxes	(8,895)	(37,256)	52,545		6,394

Income tax expense	(39)	(1,840)	1,840	(f)	(39)

Net income (loss)	$(8,934)	$(39,096)	$54,385		$6,355

Net income (loss) per share - basic and diluted:
Basic	$(0.33)				$0.13
Diluted	$(0.33)				$0.13

Number of shares used in per share calculation:
Basic	27,257				48,253	(g)
Diluted	27,257				48,793	(h)

See accompanying notes.

NOTES TO UNAUDITED PRO FORMA

CONDENSED COMBINED STATEMENT OF OPERATIONS

(a)	The historical results of Starcraft for the twelve months ended March 28, 2004 were calculated as its historical results for its fiscal year ended September 28, 2003, plus the results of its six month period ended March 28, 2004, less the results of its six month period ended March 30, 2003. Reclassifications have been made to the historical presentation of Starcraft in order to conform to the pro forma combined presentation.

(b)	Represents the elimination of operating revenues and expenses associated with Starcraft’s kit and parts business that were transferred to the outgoing Chairman of Starcraft in connection with a separation agreement.

(c)	Represents the reversal of the impairment to goodwill recorded by Starcraft of its prior merger with Wheel to Wheel, Inc. during the 12 months ended March 28, 2004. Goodwill, as adjusted for the preliminary allocation of calculated consideration, is not considered to be impaired on a pro forma basis for the year ended April 30, 2004.

(d)	Represents the pro forma adjustment to reflect incremental amortization resulting from fair value adjustment to amortizable intangible assets as illustrated below. This adjustment is preliminary and based upon management’s estimates of the fair value. The actual adjustment may differ materially and will be based upon final valuations.

	Fair Value	Useful Life	Annual Amortization	Starcraft Historical Amortization	Increase (decrease)
	(in thousands)
Contracts	$5,400	2.5	$2,160	$360	$1,800
Existing technology	1,300	2.5	520	—	520

Identified intangible assets	$6,700		$2,680	$360	$2,320

(e)	Represents the reversal of the minority interest in income of Starcraft’s subsidiaries Tecstar LLC and Tecstar Manufacturing Canada Limited. On a historical basis, Starcraft consolidated its 50% ownership for financial reporting purposes beginning prior to the twelve month period through the date its merger with Wheel to Wheel, Inc. was completed in January 2004. Thereafter, recordings for the minority interest ceased as Starcraft effectively owned 100% of the Tecstar entities. For purposes of the pro forma presentation, the acquisition of the remaining 50% minority interest of the Tecstar entities is considered to have occurred at the beginning of Starcraft’s twelve month period ended March 28, 2004.

(f)	Represents the estimated allowable utilization of Quantum’s net operating loss carry forwards.

(g)	The pro forma basic weighted average number of shares are calculated by adding Quantum’s weighted average basic shares outstanding after giving effect to the number of shares of Starcraft common shares outstanding as of the date the merger was announced multiplied by the exchange ratio of 2.341.

(h)	The pro forma diluted weighted average number of shares are calculated by adding Quantum’s weighted average diluted shares outstanding after giving effect to the number of shares of Starcraft common shares outstanding as of the date the merger was announced multiplied by the exchange ratio of 2.341.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

OF QUANTUM FUEL SYSTEMS TECHNOLOGIES WORLDWIDE, INC.

AND STARCRAFT CORPORATION

NINE MONTHS ENDED JANUARY 31, 2005

(in thousands, except per share amounts)

	Quantum Nine Month Period Ending January 31, 2005	Starcraft Nine Month Period Ending January 2, 2005 (a)	Pro Forma Adjustments		Pro Forma
Revenue:
Net product sales	$8,514	$131,372	$(576	)(b)	$139,310
Contract revenue	8,195	5,333	—		13,528

Total revenue	16,709	136,705	(576)		152,838

Costs and expenses:
Cost of product sales	6,904	114,921	(244	)(b)	121,581
Research and development	12,334	6,117	—		18,451
Selling, general and administrative	5,573	13,659	(365	)(b)	18,867
Goodwill impairment	—	—	—		—
Amortization of intangibles	1,245	1,620	390	(c)	3,255

Total costs and expenses	26,056	136,317	(219)		162,154

Operating income (loss)	(9,347)	388	(357)		(9,316)

Interest income (expense), net	716	(1,238)	—		(522)
Other expense, net	(18)	—	—		(18)

Loss before income taxes	(8,649)	(850)	(357)		(9,856)

Income tax benefits (expense)	(6)	1,999	(1,768	)(d)	225

Net income (loss)	$(8,655)	$1,149	$(2,125)		$(9,631)

Net loss per share - basic and diluted:
Basic	$(0.27)				$(0.18)
Diluted	$(0.27)				$(0.18)

Number of shares used in per share calculation:
Basic	31,704				52,700 (e)
Diluted	31,704				52,700 (e)

See accompanying notes.

NOTES TO UNAUDITED PRO FORMA

CONDENSED COMBINED STATEMENT OF OPERATIONS

(a)	The historical results of Starcraft for the nine months ended January 2, 2005 were calculated as its historical results for its fiscal year ended October 3, 2004, plus the results of its three month period ended January 2, 2005, less the results of its six month period ended March 28, 2004. Reclassifications have been made to the historical presentation of Starcraft in order to conform to the pro forma combined presentation.

(b)	Represents the elimination of operating revenues and expenses associated with Starcraft’s kit and parts business that was transferred to the outgoing Chairman of Starcraft in connection with a separation agreement.

(c)	Represents the pro forma adjustment to reflect incremental amortization resulting from fair value adjustment to amortizable intangible assets as illustrated below. This adjustment is preliminary and based upon management’s estimates of the fair value. The actual adjustment may differ materially and will be based upon final valuations.

	Fair Value	Useful Life	Nine Months Amortization	Starcraft Historical Amortization	Increase (decrease)
	(in thousands)
Contracts	$5,400	2.5	$1,620	$1,620	$—
Existing technology	1,300	2.5	390	—	390

Identified intangible assets	$6,700		$2,010	$1,620	$390

(d)	Represents the elimination of income tax benefits recorded by Starcraft that were not permanent.

(e)	The pro forma basic and diluted weighted average number of shares are calculated by adding Quantum’s weighted average basic and diluted shares outstanding after giving effect to the number of shares of Starcraft common shares outstanding as of the date the merger was announced multiplied by the exchange ratio of 2.341.